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Exhibit 10.1

FOURTH AMENDMENT TO
2001 RESTATEMENT OF THE
HARRAH'S ENTERTAINMENT, INC.
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

        WHEREAS, Harrah's Entertainment, Inc. (the "Company") maintains the 2001 Restatement of the Harrah's Entertainment, Inc. Executive Supplemental Savings Plan (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes; and

        WHEREAS, it is desirable to amend the Plan to extend the election period during which new Participants can make bonus deferral elections with respect to bonuses for the entire calendar year; and

        WHEREAS, Section 12.1(a) of the Plan provides that the EDCP Committee has the right to amend the Plan provided such amendment does not have a material adverse financial effect on the Company or the Plan; and

        WHEREAS, the EDCP Committee has approved the adoption of this Fourth Amendment.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective August 19, 2004, as follows:

1.
By substituting for Section 2.5 of the Plan as follows:

          2.5   "Bonus" means the incentive payment or payments earned by a Participant during a Deferral Period pursuant to the Company's Annual Management Bonus Plan, the Company's Senior Executive Incentive Plan, the Company's Player Development Bonus Program and/or the Horseshoe Gaming Holding Corp. 2004 Annual Bonus Incentive Plan (the "Horseshoe 2004 Bonus Plan"), as such plans may be amended from time to time, and those short-term cash incentive plans that are approved by the EDCP Committee or its delegate, the Senior Vice President of Human Resources.

2.
By substituting for Section 2.13 of the Plan as follows:

          2.13 "Deferral Period" means, generally, the 12 month period beginning on each January 1 and ending on the next following December 31. The initial Deferral Period shall commence as soon as administratively feasible after the Effective Date and shall end on the next following December 31. With respect to Participants who enter the Plan after the Effective Date, the initial Deferral Period shall commence on the date the Participant is notified of his eligibility to participate in the Plan in accordance with Section 3.1 (Selection of Participants) and shall end on the next following December 31; provided, however, that, for purposes of Section 2.5, the initial Deferral Period for such a Participant shall mean the 12 month period beginning on January 1 and ending on the next following December 31 during which such Participant is notified of his eligibility to participate in the Plan in accordance with Section 3.1.

3.
By substituting for Section 3.2(b)(2) and (3) of the Plan as follows:

          (2)   Entry after Initial Effective Date. Participants who begin Plan participation as of the beginning of any Deferral Period commencing after the Effective Date must submit separate Participation Agreements for their Salary Deferral Contributions and Bonus Deferral Contributions.

            (A)  A Participant's Salary Deferral Contributions may be determined with reference to Salary earned on or after the first day of the first full payroll period in a Deferral Period if the Participant completes and delivers a Participation Agreement to the EDCP Committee during the election period established by the EDCP Committee which ends prior to the first day of such Deferral Period.

            (B)  A Participant's Bonus Deferral Contributions may be determined with reference to Bonus for the entire 12 month period beginning on each January 1 and ending on the next following December 31 if the Participant completes and delivers a Participation Agreement to the EDCP Committee during the election period established by the EDCP Committee which ends no later than June 30 of each Deferral Period.

          (3)   Exceptions. If a Participant is permitted to enter the Plan during a Deferral Period, his Participation Agreement must be completed and delivered in accordance with the rules and procedures adopted by the EDCP Committee for such purpose. Such Participation Agreement shall apply with respect to Salary earned on or after the effective date of the Participation Agreement, as determined by the EDCP Committee. Such Participation Agreement shall apply with respect to Bonus for the entire 12 month period beginning on January 1 and ending on the next following December 31 if it is effective no later than June 30 of such Deferral Period (or, not later than September 30, in the case of a Bonus earned under the Horseshoe 2004 Bonus Plan), as determined by the EDCP Committee. However, except as provided in Section 4.3(c), if such Participation Agreement is effective after June 30 (or, after September 30, in the case of a Bonus earned under the Horseshoe 2004 Bonus Plan), as determined by the EDCP Committee, it shall only apply with respect to Bonus attributable to the portion of the Deferral Period commencing on such effective date.

        IN WITNESS WHEREOF, the EDCP Committee has caused this Fourth Amendment to be executed by its duly authorized member on this 19th day of August, 2004.

THE EDCP COMMITTEE OF HARRAH'S ENTERTAINMENT, INC.

By:	/s/ JERRY BOONE
Name:	Jerry Boone
Title:	Senior Vice President—HR

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  Exhibit 10.1